HanesBrands
1000 East Hanes Mill Road
Winston-Salem, NC 27105
(336) 519-8080

news release
FOR IMMEDIATE RELEASE

News Media, contact:            Matt Hall, (336) 519-3386
Analysts and Investors, contact:        T.C. Robillard, (336) 519-2115

HANESBRANDS REPORTS FOURTH-QUARTER 2016 FINANCIAL RESULTS

•	Record Net Sales, Operating Profit and EPS for Full Year

•	Record Cash Flow from Operations of $606 Million in 2016

•	Company Initiates Full-Year 2017 Guidance, Forecasting All-Time Highs for Net Sales, Operating Profit, EPS, and Cash Flow

WINSTON-SALEM, N.C. (Feb. 2, 2017) - HanesBrands (NYSE: HBI), a leading global marketer of everyday basic apparel under world-class brands, today announced fourth-quarter and full-year 2016 results, including growth for net sales, operating profit and diluted earnings per share. The company also delivered record annual operating cash flow of $606 million.

In addition to 2016 results, Hanes has announced initial financial guidance for 2017, forecasting high-single-digit growth expectations for net sales, record cash flow from operations, and growth for operating profit and earnings per diluted share.

For the year ended Dec. 31, 2016, fourth-quarter net sales increased 12 percent to $1.58 billion and full-year net sales increased 5 percent to $6.03 billion. Sales growth was driven by acquisitions but was affected by a weaker than expected retail environment in the fourth-quarter in the United States.

On a GAAP basis, fourth-quarter EPS of $0.41 increased 37 percent and full-year EPS of $1.40 increased 32 percent. When excluding pretax charges related to acquisitions and integrations, adjusted EPS of $0.53 in the fourth quarter increased 20 percent and full-year adjusted EPS of $1.85 increased 11 percent.

(All adjusted consolidated measures and comparisons in this news release reflect continuing operations and exclude pretax charges related to acquisitions and other actions of approximately $47 million and $186 million taken in the fourth quarter and full year of 2016, respectively, and $54 million and $266 million taken in the fourth quarter and full year of 2015, respectively. See Note on Adjusted Measures and Reconciliation to GAAP Measures below for additional details.)

“We had a strong year of sales, profit and cash flow growth with many accomplishments, including the expansion of our X-Temp product lineup, the successful launch of our Hanes FreshIQ underwear innovation, acquisition integration, and new acquisitions in Europe and Australia,” said Hanes Chief Executive Officer Gerald W. Evans Jr. “Our business model allowed us to deliver benefits to shareholders, even though our record-high financial results fell short of our expectations as a result of unanticipated fourth-quarter retail weakness.

HanesBrands Reports Fourth-Quarter Financial Results - Page 2

“Despite the challenging environment, we were able to manage inventory and generate cash, returning nearly $550 million to shareholders through quarterly cash dividends and share repurchases. In 2017, we anticipate another record year of cash flow. As we navigate the changing consumer marketplace and the trend toward online buying, we are well positioned to generate overall growth and drive total shareholder return.”

Key Callouts for Fourth-Quarter and Full-Year 2016 Financial Results

Record Cash Flow Driven by Inventory Management and Growth. Hanes generated a record $606 million in net cash from operations for the year. The company’s inventory decreased $132 million from the end of 2015, excluding $158 million of year-end inventory added as part of acquisitions in 2016.

GAAP and adjusted operating profit, and the associated operating profit margins, increased in the fourth quarter and full year. For the year, GAAP operating profit increased 30 percent to $776 million and adjusted operating profit increased 6 percent to $914 million.

Consumer Store Traffic Challenges. Slower-than-expected consumer visits to retail stores in the fourth quarter resulted in retailer inventory control through reduced replenishment orders by U.S. retailers. Innerwear sales decreased 8 percent in the fourth quarter, while Activewear sales increased 3 percent. Hanes is adapting to the growth of online sales and changing consumer buying behavior. In the fourth-quarter, the online channel, including retailer websites, company websites and pure-play ecommerce sites, accounted for approximately 11 percent of U.S. sales, versus approximately 8 percent a year ago.

Acquisitions Drive International Segment Growth. The acquisitions of Pacific Brands of Australia (now referred to as Hanes Australasia), Champion Europe and Champion Japan, as well as organic growth in Asia, drove 78 percent growth in International sales in the fourth quarter and 35 percent for the full year. Acquisitions contributed approximately $243 million in sales in the fourth quarter and $456 million for the year. The International operating profit margin increased 240 basis points to 11.7 percent for the full year.

Direct to Consumer Segment. The Direct to Consumer segment sales decreased 12 percent in the fourth quarter and 8 percent for the year as part of a transition to exit the company’s legacy catalog business and reduce noncore offerings in outlet stores and online.

2017 Financial Guidance

Hanes has issued initial guidance for 2017 that would represent a fifth consecutive year of record net sales, operating profit and EPS. The guidance reflects acquisition contributions, growth opportunities, the effect of the ongoing consumer shift toward online purchases, and negative currency impacts that are expected to dampen growth of International segment sales and operating profit.

The company expects 2017 net sales of $6.45 billion to $6.55 billion, GAAP operating profit of $845 million to $895 million, adjusted operating profit excluding actions of $935 million to $975 million, GAAP EPS for continuing operations of $1.70 to $1.82, adjusted EPS excluding actions for continuing operations of $1.93 to $2.03, and another record year of net cash from operations of $625 million to $725 million.

HanesBrands Reports Fourth-Quarter Financial Results - Page 3

Compared with 2016 results, the midpoint of 2017 guidance represents net sales growth of 8 percent, GAAP operating profit growth of 12 percent, adjusted operating profit growth of 5 percent, GAAP EPS growth from continuing operations of 26 percent, adjusted EPS growth from continuing operations of 7 percent, and operating cash flow growth of 11 percent.

Factors Affecting Cadence of Guidance. Full-year net sales guidance includes expected incremental sales from acquisitions of approximately $420 million to $430 million. Approximately $410 million of incremental acquisition sales are expected in the first half, slightly weighted to the second quarter. Organic sales growth is expected to range from flat to up 2 percent.

At today’s foreign exchange rates, the stronger dollar versus last year is expected to reduce net sales growth by an estimated $30 million to $40 million and reduce operating profit growth by approximately $3 million to $4 million. Because of the second-half timing of acquisitions in 2016, the foreign exchange impact is expected to be more heavily weighted to the second half of 2017.

First-Quarter Guidance. The company expects total net sales growth in the first quarter as a result of acquisition-driven International gains as well as Activewear growth. Organic sales are expected to decline in the quarter as a result of lower Innerwear sales affected by the retail climate of store closings and tight inventory as well as the exits from the company’s domestic catalog business and noncore offerings. Innerwear sales trends are expected to normalize starting in the second quarter, with expected full-year net sales comparable to 2016.

First-quarter GAAP EPS for continuing operations is expected to be $0.21 to $0.24, and adjusted EPS is expected to be $0.27 to $0.29.

Additional Full-Year Guidance. The company expects approximately $15 million in synergy cost benefits in 2017 from the acquisition of Hanes Europe Innerwear and continues to internalize additional production of basics, intimates and activewear across its global supply chain. Synergies from the Hanes Australasia (Pacific Brands) and Champion Europe acquisitions are expected to substantially begin in 2018.

In conjunction with acquisition integration in 2017, the company expects to incur an estimated $80 million to $90 million of pretax charges for actions related primarily to Hanes Europe Innerwear, Knights Apparel, Hanes Australasia, and Champion Europe.

Guidance for operating cash flow growth in 2017 includes the expected benefits from net income growth and lower pretax cash charges related to acquisitions.

The company expects capital expenditures of approximately $90 million to $100 million in 2017. The company is not required to make a pension contribution in 2017 and does not anticipate making a voluntary contribution, compared with a $40 million voluntary contribution in 2016.

Hanes expects interest expense and other expenses to be approximately $175 million combined, an increase of $18 million as a result of acquisitions compared with 2016. The 2017 full-year tax rate is expected to be comparable to 2016, assuming no changes to U.S. tax law and policy. The company’s guidance assumes share repurchases of approximately $300 million.

HanesBrands Reports Fourth-Quarter Financial Results - Page 4

Hanes has updated its quarterly frequently-asked-questions document, which is available at www.Hanes.com/faq.

Note on Adjusted Measures and Reconciliation to GAAP Measures

To supplement our financial guidance prepared in accordance with generally accepted accounting principles, we provide quarterly and full-year results and guidance concerning certain non‐GAAP financial measures, including adjusted EPS, adjusted net income, adjusted operating profit (and margin), adjusted SG&A, adjusted gross profit (and margin) and EBITDA.

Adjusted EPS is defined as diluted EPS excluding actions and the tax effect on actions. Adjusted net income is defined as net income excluding actions and the tax effect on actions. Adjusted operating profit is defined as operating profit excluding actions. Adjusted gross profit is defined as gross profit excluding actions. Adjusted SG&A is defined as selling, general and administrative expenses excluding actions. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Actions during the periods presented include adjustments for acquisition and integration costs, foundational costs and other costs. Acquisition and integration costs include adjustments directly related to completed acquisitions and their integration. These costs include legal fees, consulting fees, bank fees, severance costs, certain purchase accounting items, facility closures, inventory write-offs, information technology integration costs, and similar charges. These costs also include adjustments for acquisition-related currency transactions during the period to remove the effect of foreign exchange gains from financing activities related to these acquisitions. Foundational costs are expenses associated with building and realigning enterprise-wide infrastructure to support global growth and future acquisitions, primarily consisting of information technology spending. All foundational costs were completed in 2015. Other costs relate to other items not included in the aforementioned categories, primarily consisting of noncash items related to the exit of the commercial sales organization in the China market in 2015. While these costs are not operational in nature and are not expected to continue for any singular transaction on an ongoing basis, similar types of costs, expenses and charges have occurred in prior periods and may recur in the future as the company continues to integrate prior acquisitions and pursues any future acquisitions. Hanes has chosen to present non‐GAAP measures excluding the effects of these actions to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of acquisition‐related expenses and other actions. Hanes believes these non-GAAP measures provide management and investors with valuable supplemental information for analyzing the operating performance of the company’s ongoing business during each period presented without giving effect to costs or foreign currency gains associated with the execution and integration of any of the aforementioned actions taken.

In addition to these non-GAAP measures, the company has chosen to present EBITDA to investors because it considers it to be an important supplemental means of evaluating operating performance. Hanes believes that EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry, and management uses EBITDA for planning purposes in connection with setting its capital allocation strategy. EBITDA should not, however, be considered as a measure of discretionary cash available to invest in the growth of the business.

HanesBrands Reports Fourth-Quarter Financial Results - Page 5

Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as an alternative to, or substitute for, financial results prepared in accordance with GAAP. Further, the non-GAAP measures presented may be different from non-GAAP measures with similar or identical names presented by other companies.

In 2016, Hanes incurred approximately $186 million in pretax charges related to financing and actions related to acquisitions and integrations (Hanes Europe Innerwear, Knights Apparel, Champion Japan, Champion Europe, and Hanes Australasia). By quarter, the charges were $24 million, $72 million, $43 million, and $47 million, respectively.

In 2015, the company incurred approximately $266 million in pretax charges related to acquisitions, primarily Hanes Europe Innerwear, and other actions. By quarter, the charges were $43 million, $126 million, $43 million, and $54 million, respectively.

Hanes expects to incur approximately $80 million to $90 million in pretax charges in 2017 related to acquisition integrations of Hanes Europe Innerwear, Knights Apparel, Champion, Champion Europe, and Hanes Australasia, along with an effective tax rate comparable to 2016, assuming no changes to U.S. tax law and policy.

Webcast Conference Call

Hanes will host an internet webcast of its quarterly investor conference call at 4:30 p.m. EST today. The broadcast, which will consist of prepared remarks followed by a question-and-answer session, may be accessed at www.Hanes.com/investors. The call is expected to conclude by 5:30 p.m.

An archived replay of the conference call webcast will be available at www.Hanes.com/investors. A telephone playback will be available from approximately 7:30 p.m. EST today through midnight EDT Feb 9, 2017. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 54477854.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements,” as defined under U.S. federal securities laws, with respect to our long-term goals and trends associated with our business, as well as guidance as to future performance. In particular, among others, statements following the heading “2017 Financial Guidance,” as well as statements about the benefits anticipated from the Hanes Europe Innerwear, Hanes Australasia and Champion Europe acquisitions, and assumptions regarding consumer behavior, foreign exchange rates and U.S. tax law and policy are forward-looking statements. These forward-looking statements are based on our current intent, beliefs, plans and expectations. Readers are cautioned not to place any undue reliance on any forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include such things as: the highly competitive and evolving nature of the industry in which we compete; any inadequacy, interruption, integration failure or security failure with respect to our information technology; significant fluctuations in foreign exchange rates; the rapidly changing retail environment; our complex multinational tax structure; our ability to properly manage strategic projects; our ability to attract and retain a senior management team with the core competencies needed to support our growth in global markets; risks related to our international operations, including

HanesBrands Reports Fourth-Quarter Financial Results - Page 6

the impact to our business as a result of the United Kingdom’s recent referendum to leave the European Union; the impact of significant fluctuations and volatility in various input costs, such as cotton and oil-related materials, utilities, freight and wages; our ability to access sufficient capital at reasonable rates or commercially reasonable terms or to maintain sufficient liquidity in the amounts and at the times needed; and other risks identified from time to time in our most recent Securities and Exchange Commission reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and HanesBrands undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, other than as required by law.

HanesBrands

HanesBrands, based in Winston-Salem, N.C., is a socially responsible leading marketer of everyday basic innerwear and activewear apparel in the Americas, Europe, Australia and Asia-Pacific under some of the world’s strongest apparel brands, including Hanes, Champion, Maidenform, DIM, Bali, Playtex, Bonds, JMS/Just My Size, Nur Die/Nur Der, L’eggs, Lovable, Wonderbra, Berlei, and Gear for Sports. The company sells T-shirts, bras, panties, shapewear, underwear, socks, hosiery, and activewear produced in the company’s low-cost global supply chain. A member of the S&P 500 stock index, Hanes has approximately 68,000 employees in more than 40 countries and is ranked No. 448 on the Fortune 500 list of America’s largest companies by sales. Hanes takes pride in its strong reputation for ethical business practices. The company is the only apparel producer to ever be honored by the Great Place to Work Institute for its workplace practices in Central America and the Caribbean, and is ranked No. 167 on the Forbes magazine list of America’s Best Employers. For seven consecutive years, Hanes has won the U.S. Environmental Protection Agency Energy Star sustained excellence/partner of the year award - the only apparel company to earn sustained excellence honors. The company ranks No. 172 on Newsweek magazine’s green list of 500 largest U.S. companies for environmental achievement. More information about the company and its corporate social responsibility initiatives, including environmental, social compliance and community improvement achievements, may be found at www.Hanes.com/corporate. Connect with HanesBrands via social media on Facebook (www.facebook.com/hanesbrandsinc) and Twitter (@hanesbrands).
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TABLE 1
HANESBRANDS INC.
Condensed Consolidated Statements of Income
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended			Year Ended
	December 31, 2016	January 2, 2016	% Change	December 31, 2016	January 2, 2016	% Change
Net sales	$1,575,309	$1,409,557	11.8%	$6,028,199	$5,731,549	5.2%
Cost of sales	963,174	868,431		3,752,151	3,595,217
Gross profit	612,135	541,126	13.1%	2,276,048	2,136,332	6.5%
As a % of net sales	38.9%	38.4%		37.8%	37.3%
Selling, general and administrative expenses	408,453	383,200		1,500,399	1,541,214
As a % of net sales	25.9%	27.2%		24.9%	26.9%
Operating profit	203,682	157,926	29.0%	775,649	595,118	30.3%
As a % of net sales	12.9%	11.2%		12.9%	10.4%
Other expenses	1,225	1,280		51,758	3,210
Interest expense, net	41,153	30,772		152,692	118,035
Income from continuing operations before income tax expense	161,304	125,874		571,199	473,873
Income tax expense	5,579	6,711		34,272	45,018
Income from continuing operations	155,725	119,163		536,927	428,855
Income from discontinued operations, net of tax	1,387	—		2,455	—
Net income	$157,112	$119,163	31.8%	$539,382	$428,855	25.8%

Earnings per share - basic:
Continuing operations	$0.41	$0.30	36.7%	$1.41	$1.07	31.8%
Discontinued operations	—	—	NM	0.01	—	NM
Net income	$0.41	$0.30	36.7%	$1.41	$1.07	31.8%

Earnings per share - diluted:
Continuing operations	$0.41	$0.30	36.7%	$1.40	$1.06	32.1%
Discontinued operations	—	—	NM	0.01	—	NM
Net income	$0.41	$0.30	36.7%	$1.40	$1.06	32.1%

Weighted average shares outstanding:
Basic	379,484	393,187		381,782	399,891
Diluted	382,074	396,082		384,566	403,659

TABLE 2
HANESBRANDS INC.
Supplemental Financial Information
(Dollars in thousands)
(Unaudited)

	Quarter Ended			Year Ended
	December 31, 2016	January 2, 2016	% Change	December 31, 2016	January 2, 2016	% Change
Segment net sales[1]:
Innerwear	$611,461	$666,123	(8.2)%	$2,609,754	$2,680,981	(2.7)%
Activewear	383,465	373,166	2.8%	1,570,972	1,576,724	(0.4)%
Direct to Consumer	75,341	85,913	(12.3)%	315,560	341,207	(7.5)%
International	505,042	284,355	77.6%	1,531,913	1,132,637	35.3%
Total net sales	$1,575,309	$1,409,557	11.8%	$6,028,199	$5,731,549	5.2%

Segment operating profit[1]:
Innerwear	$137,699	$163,117	(15.6)%	$588,265	$623,412	(5.6)%
Activewear	64,575	59,325	8.8%	227,535	246,508	(7.7)%
Direct to Consumer	(4,054)	2,481	NM	5,564	15,859	(64.9)%
International	70,733	29,436	140.3%	179,917	105,515	70.5%
General corporate expenses/other	(18,403)	(42,354)	(56.5)%	(87,113)	(130,116)	(33.0)%
Acquisition, integration and other action related charges	(46,868)	(54,079)	(13.3)%	(138,519)	(266,060)	(47.9)%
Total operating profit	$203,682	$157,926	29.0%	$775,649	$595,118	30.3%

EBITDA[2]:
Net income from continuing operations	$155,725	$119,163	30.7%	$536,927	$428,855	25.2%
Interest expense, net	41,153	30,772	33.7%	152,692	118,035	29.4%
Income tax expense	5,579	6,711	(16.9)%	34,272	45,018	(23.9)%
Depreciation and amortization	29,460	28,153	4.6%	103,175	103,903	(0.7)%
Total EBITDA	$231,917	$184,799	25.5%	$827,066	$695,811	18.9%

1
As a result of a shift in management responsibilities, the Company decided in the first quarter of 2016 to move its wholesale e-commerce business, that sells products directly to retailers, from the Direct to Consumer segment to the Innerwear and Activewear segments. In addition, revisions were made to the manner in which certain selling, general and administrative expenses are allocated. Prior-year segment sales and operating profit results have been revised to conform to the current year presentation.

2	Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure.

TABLE 3
HANESBRANDS INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31, 2016	January 2, 2016
Assets
Cash and cash equivalents	$460,245	$319,169
Trade accounts receivable, net	814,178	680,417
Inventories	1,840,565	1,814,602
Other current assets	137,535	103,679
Current assets of discontinued operations	45,897	—
Total current assets	3,298,420	2,917,867

Property, net	692,464	650,462
Trademarks and other identifiable intangibles, net	1,285,458	700,515
Goodwill	1,098,540	834,315
Deferred tax assets	464,872	445,179
Other noncurrent assets	67,980	49,252
Total assets	$6,907,734	$5,597,590

Liabilities
Accounts payable and accrued liabilities	$1,358,696	$1,133,305
Notes payable	56,396	117,785
Accounts Receivable Securitization Facility	44,521	195,163
Current portion of long-term debt	133,843	57,656
Current liabilities of discontinued operations	9,466	—
Total current liabilities	1,602,922	1,503,909
Long-term debt	3,507,685	2,232,712
Pension and postretirement benefits	371,612	362,266
Other noncurrent liabilities	201,601	222,812
Total liabilities	5,683,820	4,321,699

Equity	1,223,914	1,275,891
Total liabilities and equity	$6,907,734	$5,597,590

TABLE 4
HANESBRANDS INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Year Ended
	December 31, 2016	January 2, 2016
Operating Activities:
Net income	$539,382	$428,855
Depreciation and amortization	103,175	103,903
Other noncash items	66,682	38,849
Changes in assets and liabilities, net	(103,632)	(344,600)
Net cash from operating activities	605,607	227,007

Investing Activities:
Purchases/sales of property and equipment, net, and other	(2,566)	(83,971)
Acquisition of businesses	(964,075)	(192,829)
Net cash from investing activities	(966,641)	(276,800)

Financing Activities:
Cash dividends paid	(167,375)	(161,316)
Share repurchases	(379,901)	(351,495)
Net borrowings on notes payable, debt and other	1,058,330	645,793
Net cash from financing activities	511,054	132,982
Effect of changes in foreign currency exchange rates on cash	(8,944)	(3,875)
Change in cash and cash equivalents	141,076	79,314
Cash and cash equivalents at beginning of year	319,169	239,855
Cash and cash equivalents at end of year	$460,245	$319,169

TABLE 5
HANESBRANDS INC.
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures
(Amounts in thousands, except per-share amounts)
(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Gross profit, as reported under GAAP	$612,135	$541,126	$2,276,048	$2,136,332
Acquisition, integration and other action related charges	11,647	14,920	39,379	62,859
Gross profit, as adjusted	$623,782	$556,046	$2,315,427	$2,199,191
As a % of net sales	39.6%	39.4%	38.4%	38.4%

Selling, general and administrative expenses, as reported under GAAP	$408,453	$383,200	$1,500,399	$1,541,214
Acquisition, integration and other action related charges	(35,221)	(39,159)	(99,140)	(203,201)
Selling, general and administrative expenses, as adjusted	$373,232	$344,041	$1,401,259	$1,338,013
As a % of net sales	23.7%	24.4%	23.2%	23.3%

Operating profit, as reported under GAAP	$203,682	$157,926	$775,649	$595,118
Acquisition, integration and other action related charges included in gross profit	11,647	14,920	39,379	62,859
Acquisition, integration and other action related charges included in SG&A	35,221	39,159	99,140	203,201
Operating profit, as adjusted	$250,550	$212,005	$914,168	$861,178
As a % of net sales	15.9%	15.0%	15.2%	15.0%

Net income from continuing operations, as reported under GAAP	$155,725	$119,163	$536,927	$428,855
Acquisition, integration and other action related charges included in gross profit	11,647	14,920	39,379	62,859
Acquisition, integration and other action related charges included in SG&A	35,221	39,159	99,140	203,201
Debt refinance charges included in other expenses	—	—	47,291	—
Tax effect on actions	(1,422)	1,439	(11,148)	(25,276)
Net income from continuing operations, as adjusted	$201,171	$174,681	$711,589	$669,639

Diluted earnings per share from continuing operations, as reported under GAAP	$0.41	$0.30	$1.40	$1.06
Acquisition, integration and other action related charges	0.12	0.14	0.45	0.60
Diluted earnings per share from continuing operations, as adjusted	$0.53	$0.44	$1.85	$1.66